UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

 Current Report
 Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): February 5, 2008 (January 31, 2008)

 The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code:    (212) 287-8000

______________________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry in to Material Definitive Agreements.

On January 30, 2008, The Warnaco Group, Inc. (“Warnaco”) transferred to Phillips-Van Heusen Corporation (“PVH”) the Calvin Klein Collection licenses and related business that Warnaco had acquired on January 25, 2008 pursuant to a preexisting agreement with a third party (“Collections Business”).  Thereafter, on January 31, 2008, Warnaco expanded its relationship with Calvin Klein, Inc., a subsidiary of PVH (“CKI”), when WF Overseas Fashion C.V., an indirect wholly-owned subsidiary of Warnaco (“WF”), or certain other subsidiaries of Warnaco, entered into several new, or extended and amended existing, long-term licenses with CKI, as licensor (collectively, the “New Licenses”), as described below:

1.
CKI, on the one hand, and WF and CK Jeanswear Europe S.r.l. (“CKJE”), on the other, entered into a “CK/Calvin Klein” “Bridge Accessories Only” Stores License Agreement, pursuant to which CKI granted to WF a license to open “CK/Calvin Klein” “Bridge Accessories Only” regular price and outlet stores in the same territory (Europe, Eastern Europe, Russia, Middle East and Africa, all as more specifically described therein) covered by the existing Bridge Accessories License Agreement between CKI, WF and CKJE, dated January 31, 2006 (the “Bridge Accessories License”), and sell in such retail stores the “Bridge Accessories” covered by the Bridge Accessories License (women’s handbags and certain small leather goods (accessories) and men’s belts, men’s handbags and small leather goods (accessories), as more specifically described therein), as well as other “CK/Calvin Klein” licensed accessories (such as watches, jewelry, sunglasses, and fragrances) and “Calvin Klein Jeans” logo’d jeanswear accessories, as approved by CKI, for the same term as the Bridge Accessories License (through December 31, 2046), with provisions for roll-out of stores and exploitation, and subject to earlier termination of the Bridge Accessories License or the Bridge Store License Agreement between CKI, WF, CKJE and CK Jeanswear N.V. (“CKJNV”), dated January 31, 2006 (the “Bridge Store License”), or earlier termination with respect to any region covered thereby;

2.
CKI and WF entered into a “CK/Calvin Klein” “Bridge Accessories Only” Stores License Agreement, pursuant to which CKI granted to WF a license to open “CK/Calvin Klein” “Bridge Accessories Only” regular price and outlet stores for Central and South America, as is specifically defined therein (excluding Mexico), and to sell in such retail stores “Bridge Accessories” covered by the Bridge Accessories License, as well as other “CK/Calvin Klein” licensed accessories (such as watches, jewelry, sunglasses and fragrances) and “Calvin Klein Jeans” logo’d jeanswear accessories, as approved by CKI, for the same term as the Central and South America Jeans Apparel Store License Agreement (the “C&SA License”) between CKI, Calvin Klein Jeanswear Company (“CKJC”) and CKJ Holdings, Inc. (“CKJ”), dated July 26, 2004, with an initial term through December 31, 2034 and an automatic ten year renewal (on renewal terms specified therein), with provisions for roll-out of stores and exploitation, and subject to earlier termination of the Bridge Accessories License, the Bridge Store License (or upon the termination of the Europe region thereunder), the Jeanswear Apparel Products License between CKI and CKJC dated August 4, 1994, as amended (the “Jeanswear License”) (or upon termination or reversion of the Central America or South America region thereunder) or the C&SA License (or upon termination of the Central America or South America region thereunder);

3.
CKI, on the one hand, and WF (itself or by and through Warnaco BV, as successor to CKJNV), CK Jeanswear Asia Limited (“CKJA”) and CKJE, on the other hand, entered into a “Calvin Klein Jeans” “Jeanswear Accessories Only” Stores License Agreement (the “Jeanswear Accessories Store License”), pursuant to which CKI granted to WF (or other designated Warnaco entity) a license to open “Calvin Klein Jeans” “Jeanswear Accessories Only” regular price and outlet stores in the same territory (Europe, Eastern Europe, Russia, Middle East, Africa and Asia, all as more specifically defined therein) covered by the Jeanswear Accessories License Agreement between CKI, CKJE, CKJA and WF, dated January 31, 2006 (the “Jeanswear Accessories License”), and to sell in such retail stores “Jeanswear Accessories” covered by the Jeanswear Accessories License (women’s handbags and certain small leather goods (accessories) as specified, and men’s belts, men’s handbags and small leather goods (accessories), as more specifically described therein), as well as other “CK/Calvin Klein” licensed accessories (such as jewelry, watches, sunglasses, and fragrances), and “Calvin Klein Jeans” logo’d accessories, and certain “Calvin Klein” white label or better level accessories products, as approved by CKI, for a term continuing through the term of the Jeanswear Accessories License (through December 31, 2046), with provisions for roll-out of stores and exploitation, and subject to earlier termination of the Jeanswear Accessories License or the Amended and Restated Jeans Store License Agreement (the “Jeans Store License”) between CKI, CKJNV, CKJE, CKJA and WF, dated March 6, 2002, as amended;

4.
CKI and WF entered into a “Calvin Klein Jeans” “Jeanswear Accessories Only” Stores License Agreement, pursuant to which CKI granted to WF (or other designated Warnaco entity) a license to open “Calvin Klein Jeans” “Jeanswear Accessories Only” regular price and outlet stores for Central and South America in the same territory (countries in Central and South America but excluding Mexico) covered by the C&SA License, and to sell in such retail stores “Jeanswear Accessories” covered by the Jeanswear Accessories License (women’s handbags and certain small leather goods (accessories) as specified, and men’s belts, men’s handbags and small leather goods (accessories), as more specifically described therein), as well as other “CK/Calvin Klein” licensed accessories (such as jewelry, watches, sunglasses, and fragrances), and “Calvin Klein Jeans” logo’d accessories, and certain “Calvin Klein” white label or better level accessories products, as approved by CKI), for the same term as the C&SA License (through December 31, 2034, with an automatic ten year renewal (on renewal terms specified therein)), with provisions for roll-out of stores and exploitation, and subject to earlier termination of the C&SA License (or upon the termination of the Central and South America Region thereunder), or the Jeanswear License (or upon termination or reversion of the Central and South America Region thereunder), or the Jeanswear Accessories Store License (or upon the termination of the Europe region thereunder), or the Jeanswear Accessories License (or upon the termination of the Europe Region thereunder);

5.
CKI, on the one hand, and WF, CK Jeanswear N.V., CKJA, CKJE, CKJC, and CKJ, on the other, entered into an E-Commerce Agreement constituting an amendment to certain jeans apparel and jeanswear accessories product licenses, pursuant to which Warnaco has agreed to supply jeanswear apparel products to CKI for purposes of re-sale by CKI on a retail website for apparel and other goods in the event that CKI elects to operate such a website, all on specific commercial terms specified therein. The E-Commerce Agreement also amended the Jeanswear Accessories License and certain jeanswear apparel licenses (including the Jeanswear Apparel License) to allow WF (or other designated Warnaco entity) the right to develop independent and/or common sites for the sale to consumers of jeanswear apparel and jeanswear accessories only in the territories set forth in the applicable licenses, concurrent with the term thereof, with percentage royalties to be paid on the sales to consumers via such website.  In addition, e-commerce rights were extended to Central and South America for the sale of jeanswear accessories to consumers;

6.
CKI and WF agreed that CKI will facilitate discussions with CKI’s licensee for golf apparel products, Windsong Golf LLC (“WSG”) or other Windsong entity (collectively “Windsong”), and make certain other arrangements to allow WF (or other designated Warnaco entity) to be a sub-licensee and preferred distributor of WSG for such golf apparel products in the Republic of Korea (South Korea), Hong Kong, China (PRC), Japan, Taiwan, Indonesia, Philippines, and elsewhere in Asia, all to be defined therein (“Golf Territory”).  Accordingly, subject to CKI’s review and approval of any sublicense and distributorship, WSG and WF (or other designated Warnaco entity) (a) will enter into a Sub-License Agreement, pursuant to which WSG will grant to WF (or other designated Warnaco entity) the exclusive right to act as a sublicensee for “Calvin Klein Golf” apparel (as such term is more specifically defined in the License Agreement between CKI and Windsong) for the purposes of manufacturing and re-selling such products to department and specialty stores in Asia, as specifically described therein and (b) will enter into a Distribution Agreement, pursuant to which Windsong will grant to WF (or other designated Warnaco entity) the exclusive right to distribute “Calvin Klein Golf” apparel to “green grass” locations and department and specialty stores in the Golf Territory.  Both agreements are to extend through December 31, 2012, which period may be extended for two additional consecutive five year periods, at licensee’s election, provided that certain conditions are met for each renewal period; each agreement is also terminable in accordance with the terms and conditions set forth therein.

The description of the terms and conditions of the New Licenses set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the New Licenses, copies of which the Company intends to file with its annual report on Form 10-K for the period ending December 31, 2007, requesting confidential treatment of certain portions thereof.

Warnaco's transfer of the Collections Business to PVH and Warnaco's entering into the New Licenses with CKI were both contemplated by an agreement in principle previously announced on December 10, 2007.  In connection with the transactions, on February 5, 2008, WF made a payment of approximately $21.4 million to PVH ($38.5 million, reduced by net working capital and cash adjustments of approximately $17.1 million).

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: February 5, 2008	By:		/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Chief Financial Officer